                                                                    EXHIBIT 10.5

Agreement No. ____





                        PHOENIX INTERNATIONAL LTD., INC.
                           SOFTWARE LICENSE AGREEMENT




                                    Parties:



                         SOUTHEAST COMMERCE HOLDING CO.



                                       and



             PHOENIX INTERNATIONAL LTD., INC., a Florida Corporation
                                PHOENIX FSC, INC.








         Dated. December 18,1997

                                    CONTENTS

1.0      DEFINITIONS...............................................................................................1

2.0      LICENSE GRANT.............................................................................................2

3.0      TERM......................................................................................................3

4.0      TITLE.....................................................................................................3

5.0      PAYMENTS AND TERMS........................................................................................3

6.0      WARRANTIES................................................................................................4

7.0      PATENT AND COPYRIGHT INDEMNITY............................................................................4

8.0      CONFIDENTIALITY...........................................................................................5

9.0      CUSTOMER AND SOFTWARE SUPPORT SERVICES....................................................................5

10.0     IMPLEMENTATION............................................................................................6

11.0     TERMINATION...............................................................................................6

12.0     CUSTOMER OBLIGATIONS......................................................................................7

13.0     SOURCE CODE ESCROW........................................................................................7

14.0     GENERAL...................................................................................................7


                                  EXHIBIT LIST

Exhibit A         Fees and Software Description

Exhibit B         Designated and Rerrote Locations

Exhibit C         Contact Person

Exhibit D         Third Party Hardware and Licensed Software Configurations

                        PHOENIX INTERNATIONAL LTD., INC.

                           SOFTWARE LICENSE AGREEMENT

AGREEMENT NO. _________________             EFFECTIVE DATE:____________________





PARTIES:  Southeast Commerce Holding Co.              (Hereinafter referred to as "Customer")
          100 Galleria Parkway, Suite 400
          Atlanta, GA 30339


          Phoenix International Ltd., Inc.            (Hereinafter referred to as "Phoenix")
          Phoenix FSC, Inc.
          500 International Parkway
          Heathrow, Florida 32146


         The parties hereby agree as follows:

1.0      DEFINITIONS

1.1 "Conversion" shall mean conversion and formatting of Customer's existing data for use with the Software.

1.2 "Customer Network" shall mean the local and wide area network communication system, server, remote PC's and Software based on the machine and technical specifications as set forth in Exhibit D.

1.3 "De-Conversion" shall mean the regeneration of the Customer's existing data utilized by the Software into a generic format.

1.4 "Designated Location" is the street address of the server as specified on Exhibit B., as modified from time to time bY written notice from Customer, plus remote PC's connected to the server by local or wide area network.

1.5 "Installation" shall mean the installation in an executable format of the Software on the Customer System at the Designated Location and all Remote Locations.

1.6 "Implementation" shall mean the Installation and Conversion of the Customer data for use by the Software.

1.7 "Implementation Date" shall be the last day of the month in which Phoenix provides Customer with notice that the Software is installed and the Conversion is complete.

1.8 "Implementation Period" shall be the period from the Effective Date until the earlier of (i) the Implementation Date or (ii) the date one hundred eighty (180) days after the Effective Date.

1.9 'Documentation" shall mean all documentation generally provided to Phoenix's customers with the Software.

1.10 "Licensed Products" shall mean collectively the Software and Documentation.

1.11 "Software" shall mean Phoenix's Retail Banking System software and Third Party software, as described in Exhibit A, in object code form and all updates, modifications, enhancements or revisions supplied by Phoenix, as part of Customer and Software Support services.

1.12 "Remote Locations" shall mean the street addresses listed in Exhibit B as may be modified from time to time by written notice from Customer to Phoenix, where, where PCs/workstations are connected to the Software through the Customers local and wide area networks.

1.13 "Use" shall mean the reading into memory of the Software and the execution of such Software, in whole or in part, by the Customer Network for the Customers own data processing. Use of the Software shall be confined to the United States of America, unless otherwise agreed in writing by Phoenix. Commencement and effectiveness of Customers license of the Licensed Products is not delayed or contingent based on the delivery or completion of any related or other services, including Implementation, and Customer Software Support.

1.14 "Related Expenses" shall mean reasonable travel and other reasonable out-of-pocket expenses incurred in Implementation and/or Customer and Software Support, including (without limitation) file conversion costs; optional products, services, or hardware requested or authorized by Customer shipping charges; courier or delivery charges; tape, cartridge or diskette costs; or non-voice. telephone or communication costs not already covered -as part of Customer and Software Support.

2.0      LICENSE GRANT

2.1 Phoenix hereby grants to: Customer a non-exclusive nontransferable license to Use Software on the Customer Network and to use the Documentation in support of the Software during the term and pursuant to the terms and conditions of this Agreement. Phoenix will provide one copy of the Software and Documentation.

2.2 Customer may copy the Software and the Documentation provided to Customer in machine readable form into machine readable or printed form to provide sufficient copies to support the Customer's Use of the Software as authorized under this Agreement Customer shall not make any other copies of the Software, except for testing, backup, or archive purposes. Customer may make unlimited copies of the Documentation, subject to the provisions of Section 4.0 and 9.0. Customer shall maintain a record of the number and location of all copies of the Software and Documentation; and a copy of that record will be provided to Phoenix upon request.

2.3 Customer may transfer the Software to: (a) A backup machine when the Customer's server or any associated machine elements required for Use of the Software are temporarily inoperable or unusable; or, (b) Another machine for disaster recovery testing (whir-h may occur concurrent with normal Use of the Software to process Customer's data on Customer Network), or another machine for actual disaster recovery and processing in the event the Customer Network is non-functional due to the occurrence of disaster.

2.4 The License herein granted is subject to the following restrictions and limitations:

         2.4.1 Customer may Use the software to process only its own data or the data of the Customer Group. For such purpose, the *Customer Group" means a subsidiary or affiliate of Customer, the parent corporation of Customer, and any holding company of which customer is a subsidiary Collectively the "Customer Group"), except that Customer may process the data only of such members of the Customer Group for which Customer paid or pays, prior to commencement of processing for such members of the Customer Group, License Fees at. all times sufficient for their aggregate asset size calculated in combination with the asset size of Customer. For the purpose of this subsection, an affiliate will mean a corporation that is more than fifty percent (50%) owned directly or indirectly by the parent corporation of a Customer, a subsidiary shall be a corporation of which Customer directly or indirectly owns more than fifty percent (50%), and a parent corporation shall be a corporation that directly or Indirectly owns more than fifty percent (50%) of Customer, but only so long as such entities continue to qualify as such an affiliate, subsidiary or parent corporation.

         2.4.2 Customer shall not translate, reverse engineer, de-compile, interpret or disassemble the Software. Customer shall not transfer, distribute, sell, lease, or assign the Licensed Products except as expressly authorized in this Agreement. Customer shall not make any modifications or additions to the Software or Documentation without the prior written con-sent of Phoenix.

3.0      TERM

         This Agreement and the license granted herein shall be for an initial term commencing on the Effective Date and continuing for a period of five (5) year from the last day of the Implementation Period (the "Initial Term"). This Agreement shall be automatically renewed for an Additional one (1) year periods uril6ss either party notifies the other of its desire to not renew this Agreement more than six (6) months prior to the last day of the Initial Term or any renewal period.

4.0      TITLE

         Phoenix represents and warrants to Customer that it owns all right, title and interest in or has sufficient rights to license all of the Software. Customer acknowledges that the Licensed Products are either owned or licensed by Phoenix, that neither legal nor equitable title to the Licensed Products passes to Customer pursuant to this Agreement, and that the Licensed Products contains trade secrets of Phoenix. Customer shall ensure that copyright notices or other legends contained in or on any copies of the Licensed Products remain in or on the original and any copies reproduced by Customer- AJI copies, modifications and additions made by Customer of or to the Software and Documentation shall become the property of Phoenix.

5.0      PAYMENTS AND TERMS.

5.1 The fees and charges for products and services to be provided under this Agreement are set forth in Exhibit A. All amounts due shall be paid in U.S. dollars.

           1) An initial one-time License Fee for the license of the Software is due upon execution of this Agreement by Customer. The License Fee is for the delivery by Phoenix of the Software in its unmodified form. The License Fee is calculated based upon asset size of Customer and any included Customer Group, according to the schedule set forth in Exhibit A. Each time Customer and the Customer Group, or any of them. merges, adds affiliates or otherwise grows beyond the aggregate asset size for which Customer has paid a License Fee, Customer agrees to pay an upgrade fee equal to the then current difference in tiers.

           2) An initial one-time implementation Fee for Phoenix's Implementation services is due upon execution of this Agreement by Customer. Phoenix shall be entitled to additional Implementation Fees, to be paid in advance, if Implementation is required whenever Customer or the Customer Group merges, adds affiliates, etc.

           3) A Customer and Software, Support Fee is due on the Implementation Date and each .anniversary thereof for so long as the license to the Software is in effect or Customer continues to use the Software.

           4) Customer agrees, in addition, to pay Related Expenses upon receipt of Phoenix's invoices

5.2 All invoices shall be due and payable not later than fifteen (15) days following the date of invoice- Sums overdue shall bear interest at the lesser of (i) I 1/20/o per month, or (11) the highest rate allowed under applicable law.

5.3 Amounts payable to Phoenix hereunder are payable in full without deduction, or set off, and shall be in addition to all sales, use or other taxes or duties, which Customer shall also be responsible for paying. Customer shall duly and timely pay all taxes and duties, however designated, levied or based upon amounts payable to Phoenix hereunder (exclusive of United States Federal, state or local taxes based upon the net income of Phoenix) or the license, use or possession of the Licensed Products. Customer agrees to indemnify and hold Phoenix harmless from any such taxes or duties which any federal, state or local taxing authority requires Phoenix to pay.

         Customer may challenge the applicability of any such tax only after paying the tax or giving Phoenix other satisfactory assurances of compliance.

5.4 Phoenix reserves the right, to adjust its prices at any time subject to 30 days advanced notice. Such changes shall have no retroactive effect on Customer. The Customer and Software Support Fee shall: not be increased by more than the greater of 7% per annum or the annual change in the CPI, Urban Wage Earners and Clerical Workers, All Cities (1982 = 100%).

6.0      WARRANTIES

6.1 Phoenix warrants, for a period of six (6) months after delivery, the original unmodified version of the Software shall conform in all material respects with any program descriptions included in corresponding Documentation provided by Phoenix. Phoenix does not warrant that the Licensed Products will operate without interruption or be error-free. In the event Customer discovers any defect or error covered by the warranty, Customer agrees to provide Phoenix sufficient detail to enable Phoenix to recreate the defect or error. Phoenix agrees. as its exclusive obligation (except as covered outside the foregoing warranty as part of Customer and Software Support) for such defect or error, to correct the defect or error through all reasonable efforts. Phoenix shall not be responsible for unreported error or errors caused by negligence or nonconformance with the Phoenix Hardware and Network Services Guide. Customer shall be limited to the warranties provided by third-party licensors or manufacturers with respect to third-party software or equipment that may be provided by Phoenix.

6.2 Phoenix's total liability to Customer or any member of the Customer Group under any provision of this Agreement (except 7.0) or for any and all claims, losses or damages relating to the Licensed Products (whether based on tort, contra(,t, or any other theory) shall be limited to the amount actually paid by Customer to Phoenix for the Licensed Products giving rise to the liability. The parties acknowledge that each of them relied upon the inclusion of this limitation in consideration of entering into this Agreement.

6.3 EXCEPT AS PROVIDED IN SECTION 6.1 ABOVE, PHOENIX SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE.

6.4 IN NO EVENT SHALL PHOENIX OR ITS LICENSORS BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE, OR INABILITY TO USE, THE LICENSED PRODUCTS OR ARISING OUT OF ANY OTHER CIRCUMSTANCES ASSOCIATED WITH THE SUBJECT MATTER OF THIS AGREEMENT, AND IN SUCH RESPECT CUSTOMER AND CUSTOMER GROUP SHALL NOT BE ENTITLED TO DAMAGES BASED ON LOSS OF PROFIT, LOSS OR INTERRUPTION OF DATA OR COMPUTER TIME, ALTERATION OR ERRONEOUS TRANSMISSION OF DATA, EVEN IF PHOENIX IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

7.0      PATENT AND COPYRIGHT INDEMNITY

         Phoenix, at its own expense, shall defend, indemnify, and hold harmless Customer and any members of the Customer Group from any legal action based upon a claim that any of the Licensed Products infringes the patent copyright license or other proprietary right of a third party, provided that Phoenix is notified promptly of such claim when it is first anticipated, threatened or asserted. Phoenix shall have the sole right to control the defense and disposition of any such claim or action. Phoenix shall have no obligation to defend Customer or to pay costs, damages or attorney's fees for any claim based upon use of other than a current unaltered version of the Licensed Product to the extent that such infringement would have been avoided thereby. Recourse for infringement involving software or equipment supplied to Phoenix by third-party licensors or manufacturers shall be limited to indemnification provided by those third parties. This Section 7 states Phoenix's sole obligation with respect to title and infringement matters.

8.0      CONFIDENTIALITY

8.1 Customer understands and agrees that the Licensed Products and any related information ('Confidential Information"), contains valuable intellectual property and trade secrets of Phoenix and embody substantial creative efforts and confidential information, ideas and expressions belonging to Phoenix. Where required by the circumstances, such Confidential Information may include software, documentation or information provided to Phoenix by third parties subject to obligations of confidentiality.

8.2 Phoenix understands and agrees that in the performance of its duties under this Agreement, Phoenix may gain access to certain materials and data relating to Customer's business ('Confidential Information").

8.3 Both parties shall at all times observe reasonable care in maintaining complete confidentiality of the other party's Confidential Information, and shall not permit or authorize access to or disclosure of the other party's Confidential Information to any person or entry other than (i) employees, (II) accountants for auditing purposes, (iii) independent contractors, provided that Phoenix shall have the right to approve (approval not to be unreasonably withheld) in advance all contractors who are given access to the Software or any Phoenix Confidential Information and (iv) governmental regulatory authorities, to the extent required for compliance with applicable laws, and subject to such protective measures as may be available to preserve the confidentiality of such information following disclosure. For purposes of this Agreement 'reasonable care' shall mean a standard no less than the standard of care each party exercises in protecting its own confidential property. Each party shall promptly notify the other in writing of the existence of any unauthorized knowledge, possession or use of the Confidential Information by any person or entity.

8.4 Confidential Information shall not include information which (i) is in the public domain, (ii) is obtained from a third party who acquired such confidential information independently, without reliance on other Confidential Information, and free of any obligation to the other party or (iii) is independently developed by either party without reference to Confidential Information of the other party, as demonstrated by written documentation.

9.0      CUSTOMER AND SOFTWARE SUPPORT SERVICES

9.1 Effective immediately after the Implementation Date, Phoenix shall provide certain software maintenance, software operation and use services and system enhancements ("Customer and Software Support') for the fee hereinafter set forth, which services-.

         9.1.1 Include enhancements to the Software and updates to Documentation generally made available to all of Phoenix's Customers. Ensure that the Licensed Software complies with the minimum regulatory requirements of U-S. Federal Agencies having jurisdiction over the operation of Customer. Enhancements include modifications or additions made to improve upon existing features and operations performed by the Software.

         9.1.2 Include reasonable maintenance and telephone consultation related to the Licensed Products, Phoenix will correct or replace software and/or provide services necessary to remedy any critical or noncritical programming error that is attributable to Phoenix- Such correction, replacement, or services will be promptly undertaken by Phoenix after the Customer has identified and notified Phoenix of any such error, which notice shall be in accordance with Phoenix reporting procedures. Phoenix will use reasonable commercial efforts to telephonically diagnose- (i) any errors or malfunctions in the system, or (ii) malfunctions in the system caused by operator error, and advise Customer of possible corrective measures that the Customer may take. Phoenix will also clarify operating instructions contained in the Documentation delivered with the programs.

         9.1.3 Include direct first line support of third party software and coordination of all other support with the third party licensor on behalf of Customer.

         9.1.4 Include telephonic support 24 hours per day, 365 days per year via beeper access to support personnel, Normal office hours are Monday through Friday. 8:00 AM to 5:00 PM Eastern Standard Time.

9.2 If Phoenix, after using its best telephonic diagnostic efforts, shall determine that it requires documentation of problems, errors or malfunctions in writing, Customer agrees to provide assistance in identifying and detecting problems, errors or malfunctions in sufficient detail and with sufficient supporting documentation and information to enable Phoenix to recreate the problem, error or malfunction.

9.3 Customer and Software Support is limited to Hardware and Customer Network configurations supported by Phoenix as stated in the Phoenix Network and Configuration Standards Guide. Phoenix agrees to give Customer at least six (6) months advance notice if an applicable configuration will no longer be supported.

10.0     IMPLEMENTATION

10.1 Phoenix shall conduct an implementation planning session at a location, date and time mutually agreed to by both parties (the "Implementation Planning Session") to develop a mutually acceptable Implementation Schedule. Customer shall make available up to five (5) of its appropriate personnel for the Implementation Planning Session.

10.2 Phoenix will make all reasonable efforts to effect the Implementation of the Software in accordance with the implementation Schedule; but, Phoenix shall not be liable to the Customer or any other person for any damages, in the event Implementation is not completed within such time.

11.0     TERMINATION

11.1 TERMINATION BY CUSTOMER. Customer may terminate the License at any time after the Initial Term or any renewal term upon three months advance written notice to Phoenix.

11.2 TERMINATION BY PHOENIX. Phoenix shall have the right to terminate the License upon the occurrence of any of the following events:

         11.2.1 Customer breaching or failing to perform any provision of this Agreement and the same is not cured within ten (10) days after Customer's receipt of notice in writing from Phoenix specifying such breach or failure; or

         11.2.2 Customer not implementing the most recent version of the Licensed Products within ninety (90) days of the date such version is made available to Customer; or 1 i.2.3 Customer failing to pay the annual Customer and Software Support Fee.

11.3     EFFECT OF TERMINATION

         11.3.1 Except for breaches of Paragraphs 2.4, 4.0 or 8 by Customer, Phoenix shall allow Customer up to one hundred eighty (180) days to continue to Use the Licensed Products; provided that Customer has paid and continues to pay all amounts due. At the end of such period of time (and in all other instances immediately upon termination) Customer shall return or destroy all copies of the Licensed Products; if Phoenix so requests, Customer shall certify it has completed such action. Customer grants Phoenix the right to enter Customers business premises during regular business hours to retrieve all Licensed Products or verify the destruction of the same by Customers personnel.

         11.3.2 No monies shall be refundable upon termination of the License, whether such termination is by Customer or Phoenix.

         11.3.3 Phoenix agrees to provide reasonable De-Conversion Assistance for which Customer agrees to pay in advance to Phoenix a de-conversion fee equal to one half (1/2) the then applicable annual Customer and Software Support Fee ('De-Conversion Fee').

         11.3.4 All obligations of confidentiality and payment of monies due shall survive termination.

11.4 The rights and remedies of Phoenix included in this Section shall not be exclusive and are in addition to any other rights and remedies provided by law or equity.

12.0     CUSTOMER OBLIGATIONS

12.1 Customer shall appoint a Contact Person, on Exhibit 'C", to service as the local point of communication between Phoenix and Customer. Customer may change the Contact Person upon written notice to Phoenix.

12.2 Customer agrees to acquire and maintain Customer Network at the Designated Location by the required dates in the Implementation Schedule. Customer shall provide an 'on-line telecommunications link with a telephone modem in order to provide digital communication with Phoenix's systems.

12.3 Customer shall add all corrections or enhancements ("System Release') provided by Phoenix for the Licensed Products within twenty-five (25) days of availability.

12.4 Customer shall keep its personnel trained in the operation of the Licensed Products and Customer Network.

12.5 Customer shall pay the annual Customer and Software Support Fee for so long as Customer continues to hold or use the Licensed Products.

13.0     SOURCE CODE ESCROW

13.1 Phoenix will deposit the most current version of the source code for the Phoenix Banking System with an independent escrow agent In the event that Phoenix, or its successor, shall cease to provide Customer and Software Support, and Customer has paid its Customer and Software Support Fee, Customer shall have the right to obtain, for its own sole and exclusive use, with no right of transfer, a single copy of such source code from the escrow agent, subject to the License Agreement.

14.0     GENERAL

14.1 Notices shall be deemed given as of the date deposited in the U.S. mail (with provision for confirmation of receipt, if outside U.S.). Either party may change ft address by written notice to the other.

14.2 This Agreement shall not be assignable or transferable by Customer. This Agreement may be assigned or conveyed by Phoenix without any prior consent or approval, pursuant to a sale or merger of the company or a major division. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties, their successors and authorized assigns.

14.3 The failure of either party to enforce any term of this Agreement shall not constitute a waiver of either party's right to enforce each and every term of this Agreement.

14.4 If either party brings an action under this Agreement (including appeal), the prevailing party shall be entitled to recover reasonable attorneys' fees and costs. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement shall not be affected or impaired thereby. This Agreement shall be governed by the laws of Florida.

14.5 Neither party shall be in default by reason of any failure in tie performance of this Agreement (other than a failure to make payment when due or to comply with restrictions upon the Use of the Licensed Products) if such failure arises out of any act event or circumstance beyond the reasonable control of such party, whether or not otherwise foreseeable. The party so affected will resume performance as soon as reasonably possible.

14.6 The captions appearing in this Agreement are inserted only as a matter of convenience and in no way limit the scope or affect the meaning of any section,

14.7 This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements between them regarding the Licensed Products, and may not be modified except in writing signed by authorized representatives of both parties.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the dates indicated.

PHOENIX INTERNATIONAL LTD., INC.     SOUTHEAST COMMERCE HOLDING COMPANY
PHOENIX FSC., INC.



By:      Bahram Yusefzadeh           By:      /s/ Richard A. Parlontieri
   -----------------------------        ----------------------------------------

Date: December 31, 1997              Print Name:    Richard A. Parlontieri
     ---------------------------                --------------------------------

                                     Title: Chairman and Chief Executive Officer
                                           -------------------------------------

                                     Date:    December 30, 1997
                                          --------------------------------------




         EXECUTION BY PHOENIX- this Agreement shall not be binding until the same has been executed by an Executive Officer of Phoenix.

                        PHOENIX INTERNATIONAL LTD., INC.

                                    ADDENDUM

                                       TO

                           SOFTWARE LICENSE AGREEMENT

     The following is an ADDENDUM TO:           Agreement No.
                                                             ------------------
                                                Effective Date:
                                                               ----------------


between PARTIES:  Southeast commerce Holding Company, Inc.      (Hereinafter referred to
                  100 Galleria Parkway, Suite 400               as "Customer")
                  Atlanta, Georgia 30339


                  Phoenix International Ltd., Inc.              (Hereinafter referred to
                  Phoenix FSC, Inc.                             as "Phoenix")
                  500 International Parkway
                  Heathrow, Florida 32746

The parties hereby agree that the contents of this Addendum will serve as part of the Software License Agreement referred to above. In the event of any conflict between the terms of this Addendum and the original terms of the Agreement this Addendum will control.


5.0     PAYMENT AND TERMS.

5.1 The fees and charges for products and services to be provided under this Agreement are set forth in Exhibit A. All amounts due shall be paid in U.S. dollars.

              1) An initial one-time License Fee for the license of the Software is due in accordance with the following Payment Schedule. The License Fee is for the delivery by Phoenix of the Software in its unmodified form. The License Fee is calculated based upon asset size of Customer and any included Customer Group. according to the schedule set forth in Exhibit .k Each time Customer and the Customer Group, or any of them, merges, adds affiliates or otherwise grows beyond the aggregate asset size for which Customer has paid a License Fee, Customer agrees to pay an upgrade fee equal to the then current difference in tiers.

              2) An initial one-time Implementation Fee for Phoenix's Implementation services is due in accordance with the following Payment Schedule. Phoenix shall be entitled to additional Implementation Fees, to be paid in advance, if Implementation is required whenever Customer or the Customer Group merges, adds affiliates, etc.

              3) A Customer and Software Support Fee is due on the Implementation Date and each anniversary thereof for so long as the license to the Software is in effect or Customer continues to use the Software.

              4) A Professional Services Fee is due in accordance with the following Payment Schedule.

              5) Customer agrees, in addition, to pay Related Expenses upon receipt of Phoenix's invoice.


PAYMENT SCHEDULE

         The following payment schedule IS for the Phoenix License Fee, Implementation Fee and Professional Services.


Due upon execution of this Agreement by Customer:                                                $50,000

Due on January 30, 1998:                                                                         $50,000

Due on February 27, 1998:                                                                        $50,000

Due along with balance after opening:                                                            $50,000

The balance of the License Fee, Implementation Fee and Professional Services is due              $113,500
within ten (1 0) days of the bank opening its doors for business:


Except as expressly provided in this Addendum, all provisions of the Agreement shall remain in full force and effect and shall apply for all purposes.

AGREED TO AND ACKNOWLEDGED:

PHOENIX INTERNATIONAL, INC.                                   SOUTHEAST COMMERCE HOLDING
                                                              COMPANY, INC.
By:      /s/ Bahram Yusefzadeh                                By:      /s/ Richard A. Parlontieri
   ------------------------------------------                    ------------------------------------------

Title:   Chairman and Chief Executive Officer                 Title:   Chairman and Chief Executive Officer
      ---------------------------------------                       ---------------------------------------

Date:    December 31, 1997                                    Date:    December 30, 1997
     ----------------------------------------                      ----------------------------------------

                                    EXHIBIT A

                         FEES* AND SOFTWARE DESCRIPTION
                         ------------------------------

1.       LICENSE FEES:

A.       This license fee is based upon the asset size of the customer.

         PHOENIX BANKING SYSTEM LICENSE                               $125,900
         Relationship Information Manager
         Deposit Processing
         Loan Processing
         Integrated General Ledger
         Integrated Teller System
         Integrated Photo and Signature Imaging
         Integrated Customer Profitability
         Executive Information System
         Budgeting

         PHOENIX INTERNET BANKING SYSTEM LICENSE                      $ 43,500
         PHOENIX SAFE DEPOSIT BOX SYSTEM LICENSE                      $  4,500

         TOTAL INITIAL LICENSE FEES:                                  $173,900
                                                                      ========


*Additional License Fees for Phoenix Interfaces may BE required


2.       PROFESSIONAL SERVICES:
         Custom Web Site Development                                  $ 30,000
                                                                      ========

         TOTAL PROFESSIONAL SERVICES FEES                             $ 30,000
                                                                      ========


3.       IMPLEMENTATION FEES:
         (PLUS OUT-OF-POCKET EXPENSES)

         Web Site Implementation                                      $  9,600
         Phoenix Safe Deposit Box                                     $  1,500
         Phoenix Internet Banking                                     $  9,000
         Phoenix Banking System                                       $ 89,500
         Basic Training Charges
         (Including the following classes):

         SYSTEM ADMINISTRATION (9 days for 3 people)
                  -  Bank Controls
                  -  RIM Controls
                  -  Deposit Controls
                  -  Loan Controls
                  -  Financial Controls
                  -  Teller Controls

         ADDITIONAL PEOPLE ATTENDING - $1,500 each

         ACCOUNT PROCESSING (15 Training Days in Bank)
         Account Processing (6 days)
         RIM & deposits (5 days)
         RIM & Loans (5 days)
         Nightly Processing (2 days)
         Back office Processing (1 day)
         G/I Processing (2 days)
         Teller Processing (3 days)


         OPTIONAL TRAINING
         EIS & Budgeting (3 days)                                     $  3,600
         Budgeting (1 day)                                            $  1,200
         Report Writing (2 days)                                      $  2,400

         ADDITIONAL CLASSES                                           $  1,500/day/Instructor

         TOTAL INITIAL IMPLEMENTATION FEES                            $109,600
                                                                      ========


3.       ANNUAL CUSTOMER AND SOFTWARE SUPPORT FEE

         PHOENIX BANKING SYSTEM LICENSE                               $ 26,180
         PHOENIX INTERNET BANKING SYSTEM LICENSE                      $  8,700  (1)
         PHOENIX SAFE DEPOSIT BOX SYSTEM LICENSE                      $    900
         TOTAL INITIAL ANNUAL CUSTOMER AND
             SOFTWARE SUPPORT FEES                                    $  34,780 /YEAR

          * ALL FEES OTHER THAN IMPLEMENTATION FEES ARE SUBJECT TO INCREASE BASED ON INCREASE IN AGGREGATE ASSET SIZE OF CUSTOMER GROUP

         ** Additional Customer and Software Support Fees may be required for Phoenix Interface License.

         (1)      THERE IS A $5.00 PER CUSTOMER/YEAR USAGE CHARGE.


4.       THE COMPONENTS OF THE LICENSED SOFTWARE AND THE LICENSED
         DOCUMENTATION:

                  Customer & Product Controls
                  Administrative Controls
                  Customer Processing
                  Deposit Processing
                  Loan Processing
                  Teller Processing
                  Nightly Processing
                  Safe Deposit Box
                  Internet Banking
                  General Ledger Administration & Maintenance
                  Executive Information System
                  Data Dictionary: Deposits
                  Data Dictionary: Loans
                  Data Dictionary: Customer Information

                  Report Dictionary
                  Budgeting

         THE LICENSED PROGRAM DESCRIPTIONS ARE LOCATED IN THE LICENSED DOCUMENTATION.

         Interfaces-. All necessary interfaces should be identified at the Implementation Planning Session. Additional fees, if any, will be presented to the bank subsequent to the Implementation Planning Session.

5.       THIRD PARTY SOFTWARE

The following software programs are licensed under this Agreement, but owned by third parties. Initial calls for support should be made to Phoenix unless the program is marked with an asterisk.

                  Sybase

6.       LICENSE FEE TIERS

The License Fee is calculated based upon asset size of Customer and any included Customer Group, according to the following schedule. Each time Customer and the Customer Group, or any of them, merges, 2dds affiliates or otherwise grows beyond the aggregate asset size for which Customer has paid a License Fee, Customer agrees to pay an upgrade fee equal to the then difference in tiers.


                          BASE PHOENIX BANKING SYSTEM
                                 Bank Assets Tiers
                                 -----------------
                                 De Novo - 149.9M
                                 $15O - 149.9M
                                 $200 - 249.9M
                                 $250 - 299.9M
                                 $300 - 399.9M
                                 $400 - 499.9M
                                 $500 - 599.9M
                                 $600 - 699.9M
                                 $700 - 799.9M
                                 $800 - 899.9M
                                   >$900M

                                    EXHIBIT B

                       DESIGNATED AND REMOTE LOCATION(S):



DESIGNATED LOCATION(S):

           1.                 To Be Determined
               -----------------------------------------------

               -----------------------------------------------

               -----------------------------------------------PHONE

               -----------------------------------------------FAX


           2.
               -----------------------------------------------

               -----------------------------------------------

               -----------------------------------------------PHONE

               -----------------------------------------------FAX


REMOTE LOCATION(S):

           1.
               -----------------------------------------------

               -----------------------------------------------

               -----------------------------------------------PHONE

               -----------------------------------------------FAX


           2.
               -----------------------------------------------

               -----------------------------------------------

               -----------------------------------------------PHONE

               -----------------------------------------------FAX

                                    EXHIBIT C


                                 CONTACT PERSON

CONTACT PERSON:            Richard A. Parlotieri
                           -------------------------------

ADDRESS:                   100 Galleria Parkway: Suite 400
                           -------------------------------

                           Atlanta, GA 30339
                           -------------------------------

PHONE:                     (770) 956-4034
                           -------------------------------

FACSIMILE:                 (770) 956-4035
                           -------------------------------

                                    EXHIBIT D
            PRELIMINARY HARDWARE AND LICENSED SOFTWARE CONFIGURATIONS

1.       NT SERVER REQUIREMENTS

         Customer agrees to provide and maintain a Hewlett-Packard server at a size recommended by Phoenix, or greater, and consistent with the technical guidelines in the Phoenix Network and Configuration Standards Guide.

         Customer agrees to acquire the NT version of Sybase from Phoenix required as part of the Phoenix Retail Banking Product solution and agrees to maintain the most current version of Sybase, as specified by Phoenix, in order to support the Phoenix Product for the life of the contract. In the event that the Customer fails to adhere to this standard, Phoenix may, at its option, discontinue any and all support services in conjunction with the Phoenix Retail Banking Product until Customer complies with the current version Standard.